1. Amended and Restated Agreement and Declaration of Trust dated
March 21, 2014   Incorporated by reference to Post Effective
Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
2.  Management Contract with Putnam Investment Management, LLC
dated February 27, 2014   Incorporated by reference to Post
Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
3. Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014;
schedule A dated March 7, 2014   Incorporated by reference to
Post Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
4. Sub Advisory Contract among Putnam Investment Management, LLC, Putnam Investments Limited and The Putnam Advisory Company, LLC
dated February 27, 2014   Incorporated by reference to Post
Effective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.